Exhibit 99.1

Company Contacts:
Bruce R. Wright
Senior Vice President & CFO
Laura Rebouché
Vice President, Investor Relations,
Corporate and Marketing Communications
Phone:	408/321-8835
Fax:	408/577-3379
Email:	lrebouche@ultratech.com
(UTEK-F)

VINCENT F. SOLLITTO JR. RESIGNS FROM ULTRATECH BOARD OF DIRECTORS

SAN JOSE, CA—September 23, 2009—Ultratech, Inc. (NasdaqGM: UTEK), a leading supplier of lithography and laser-processing systems used to manufacture semiconductor devices, today announced that Vincent F. Sollitto Jr., Principal at Scottsdale Partners International, LLC, has recently resigned from Ultratech’s board of directors.

Ultratech Chairman and CEO Arthur W. Zafiropoulo noted, “We appreciate the contributions Mr. Sollitto has made to our company over the years as a member of our board of directors.”

About Ultratech: Ultratech, Inc. (NasdaqGM: UTEK) designs, manufactures and markets photolithography and laser processing equipment. The company’s market-leading advanced lithography products deliver high throughput and production yields at a low, overall cost of ownership for bump packaging of integrated circuits and LEDs. Ultratech, a pioneer of laser processing, developed laser spike anneal technology, which increases device yield, improves transistor performance and enables the progression of Moore’s Law for 65-nm and below production of state-of-the-art consumer electronics. Founded in 1979, Ultratech celebrates 30 years headquartered in San Jose, Calif. Visit Ultratech online at: www.ultratech.com.

(UTEK-F)

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